UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:   June 6, 2001




                        THE SOUTH FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)




     South Carolina                  0-15083                      57-0824914
------------------------          -------------             --------------------
 (State of other juris-           (Commission                 (IRS Employer
 diction of incorporation)        File Number)            Identification Number)


         102 South Main Street, Greenville, South Carolina      29601
         -------------------------------------------------------------------
         (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900

Item 5.  Other Events
---------------------

         On June 6, 2001, the Company (through its wholly-owned subsidiary, Carolina First Bank) consummated the sale of $25,000,000 in Series 2000B Cumulative Floating Rate Preferred Shares of Carolina First Mortgage Loan Trust. Carolina First Mortgage Loan Trust is a South Carolina business trust, the majority of which is owned by Carolina First Bank. The Series 2000B Cumulative Floating Rate Preferred Shares were sold by Carolina First Bank to an unrelated third party. This transaction was completed for capital raising purposes, and these securities sold constitute Tier 2 capital of Carolina First Bank for regulatory purposes.

         This offering of securities has not been and will not be registered under the Securities Act of 1933, and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


Item 7.  Financial Statements and Exhibits
------------------------------------------

Exhibits

         None

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE SOUTH FINANCIAL GROUP, INC.


June 18, 2001                            By:   /s/ William S. Hummers III
                                              ----------------------------------
                                              William S. Hummers III
                                              Executive Vice President